                                                                    EXHIBIT 10.2











                            SYMPHONIX DEVICES, INC.

                        COMMON STOCK PURCHASE AGREEMENT

                               December 1, 1999
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                               TABLE OF CONTENTS
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Section 1  Definitions................................................  1

Section 2  Purchase and Sale of the Common Shares.....................  5
      2.1  Purchase and Sale of the Common Shares at the Closing......  5
      2.2  Purchase and Sale of the Common Shares at Second Closing...  6

Section 3  Representations and Warranties of the Company..............  7
      3.1  Organization and Standing..................................  7
      3.2  Corporate Power; Authorization.............................  7
      3.3  Issuance and Delivery......................................  7
      3.4  SEC Documents; Financial Statements; Subsequent Events.....  8
      3.5  Governmental Consents......................................  8
      3.6  Exempt Transactions........................................  8
      3.7  No Material Adverse Change.................................  9
      3.8  Intellectual Property......................................  9
      3.9  Authorized Capital Stock...................................  9
      3.10 Litigation.................................................  10
      3.11 Compliance With Other Instruments..........................  10
      3.12 Brokers or Finders.........................................  11
      3.13 No Implied Representations.................................  11
      3.14 Properties.................................................  11
      3.15 Taxes......................................................  11
      3.16 Transfer Taxes.............................................  11
      3.17 Insurance..................................................  12
      3.18 Complete Copies of Materials...............................  12
      3.19 Representations Complete...................................  12

Section 4  Representations, Warranties and Covenants of the Purchaser.  12

      4.1  Authorization..............................................  12
      4.2  Investment Experience......................................  12
      4.3  Investment Intent..........................................  12
      4.4  Registration or Exemption Requirements.....................  13
      4.5  No Legal, Tax or Investment Advice.........................  13

Section 5  Conditions to Closing of the Purchaser.....................  13

      5.1  Conditions to Purchaser's Obligations at the Closing.......  13
      5.2  Conditions to the Purchaser's Obligations at the Second
           Closing....................................................  14
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                               TABLE OF CONTENTS
                                  (continued)
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Section 6 Conditions to Company's Obligations.......................... 15

6.1   Conditions to Company's Obligations at the Closing............... 15
6.2   Conditions to Company's Obligations at the Second Closing........ 15

Section 7 The Purchaser's Covenants and the Company's Rights........... 16

7.1   The Purchaser's Standstill Obligations........................... 16
7.2   The Purchaser's Transfer Restrictions............................ 17
7.3   The Company's Right of First Refusal............................. 17
7.4   The Purchaser's Voting Obligations............................... 18

Section 8 Covenants of the Company and the Purchaser's Rights.......... 19

8.1   The Purchaser's Rights to Maintain............................... 19
8.2   The Purchaser's Board Representation Rights...................... 21
8.3   The Purchaser's Registration Rights.............................. 22
8.4   The Purchaser's Right to Increase its Ownership Interest......... 26

Section 9 Indemnification.............................................. 27

9.1   Survival of Representations and Warranties....................... 27
9.2   Obligation to Indemnify.......................................... 27
9.3   Notice and Opportunity to Defend................................. 27

Section 10 Miscellaneous............................................... 28

10.1  Waivers and Amendments........................................... 28
10.2  Governing Law.................................................... 28
10.3  Consent to Jurisdiction.......................................... 28
10.4  Release of Siemens Audiologische Technik and Siemens
       Aktiengesellschaft.............................................. 29
10.5  Waiver of Jury Trial; Trial Costs................................ 29
10.6  Survival......................................................... 29
10.7  Successors and Assigns........................................... 29
10.8  Entire Agreement................................................. 29
10.9  Notices, etc..................................................... 29
10.10 Severability of this Agreement................................... 30
10.11 Counterparts..................................................... 30
10.12 Further Assurances............................................... 30
10.13 Expenses......................................................... 30
10.14 Currency......................................................... 30
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

                            SYMPHONIX DEVICES, INC.

                        COMMON STOCK PURCHASE AGREEMENT

     This Agreement is made as of November 30, 1999 by and among Symphonix Devices, Inc., a Delaware corporation (the "Company"), and Siemens Audiologische Technik GmbH (the "Purchaser").

                                   Section 1

                                  Definitions
                                  -----------

     "Additional Shares" shall have the meaning set forth in Section 8.4(a) below.

     "Affiliate" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Purchaser and its Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be "Affiliates" of one another.

     "Average Price" shall have the meaning set forth in Section 2.2(a) below.

     "Beneficially Own" or "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

     "Change in Control of the Company" shall mean any of the following: (i) a merger, consolidation or other business combination or transaction to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such ownership of stock of the Company, have Beneficial Ownership of voting securities representing less than 50% of the Total Current Voting Power of the surviving corporation following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any person, entity or 13D Group of direct or indirect Beneficial Ownership of Voting Stock of the Company representing 20% or more of the Total Current Voting Power of the Company; (iii) a sale of all or substantially all the assets of the Company; or (iv) a liquidation or dissolution of the Company.

     "Closing" shall have the meaning set forth in Section 2.1(b) below.

     "Closing Date" shall have the meaning set forth in Section 2.1(b) below.

     "Common Shares" shall mean the shares of Company Common Stock to be purchased pursuant to Section 2 below.

     "Company Common Stock" shall mean shares of the Common Stock of the Company.

     "Company Controlled Corporation" shall mean a corporation of which the Company owns not less than 80% of the outstanding voting power entitled to vote in the election of directors of such corporation.

     "Company Financing Issuance Notice" shall have the meaning set forth in
Section 8.1(b)(i)

     "Disinterested Stockholders" shall mean any stockholder of the Company who is not the Purchaser or an Affiliate of the Purchaser or a member of a 13D Group in which Purchaser or an Affiliate of Purchaser is also a member.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, as of any date of determination, in the case of Company Common Stock, the average of the closing sale prices of Company Common Stock during the forty (40) trading days immediately preceding such date of determination on Nasdaq or any comparable system then in use or, if no such quotations are available, the fair market value of such security as of such date of determination as determined in good faith by a majority of the Independent Directors.

     "FDA" shall mean the U.S. Food and Drug Administration.

     "Financial Statements" shall have the meaning set forth in Section 3.4 below.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" shall have the meaning set forth in Section 8.3(e)(3) below.

     "Independent Director" shall mean a director of the Company (i) who is not and has never been an officer or employee of the Company, any Affiliate of the Company or of an entity that derived 10% or more of its revenues in its most recent fiscal year from transactions involving the Company or any Affiliate of the Company, (ii) who is not and has never been an officer or employee and is not currently a director of Purchaser or any Affiliate of Purchaser or of an entity that derived more than 10% of its revenues in its most recent fiscal year from transactions involving Purchaser or any Affiliate of Purchaser and (iii) who has no compensation, consulting or contracting arrangement with the Company, Purchaser or their respective Affiliates or any other entity such that a reasonable person would regard such director as likely to be unduly influenced by management of the Company or Purchaser, respectively, and shall, by definition, not include any Purchaser Director.

     "Marketing and Distribution Agreement" shall mean that certain Marketing and Distribution Agreement between the Company and Purchaser dated November 2, 1999.

     "Milestone Certificate" shall mean a certificate signed by the President or a Vice President of the Company stating that the Company has achieved the milestone identified as the receipt of an approval order from the FDA for the premarket approval application filed for the Company's Vibrant

P and Vibrant D soundbridges (the "Approval Order"). The Milestone Certificate shall also include a copy of the Approval Order. The Company shall deliver such Milestone Certificate no later than ten days after receipt of the Approval Order.

     "Nasdaq" shall mean the Nasdaq Stock Market.

     "New Securities" shall mean shares of Voting Stock or other dividend-bearing common stock to be issued by the Company, either directly or as a result of exercise, conversion or exchange of any Non-Voting Convertible Securities by the holder(s) thereof, excluding any such shares to be issued (i) upon exercise, conversion or exchange of any security convertible into or exercisable or exchangeable for Voting Stock outstanding on the date of this Agreement (including, but not limited to Non-Voting Convertible Securities issued under the Company's 1994 Stock Option Plan and 1997 Employee Stock Purchase Plan),
(ii) upon exercise of any option, warrant or other right to acquire any Voting Stock or Non-Voting Convertible Securities that was previously subject to the Purchaser's right to maintain under Section 8.1 below, or (iii) securities issued pursuant to the exercise by the Purchaser of its rights pursuant to
Section 8.1 below.

     "Non-Voting Convertible Securities" shall mean any securities of the Company which are convertible into, exchangeable for or otherwise exercisable to acquire Voting Stock of the Company, including convertible securities, warrants, rights or options to purchase Voting Stock of the Company.

     "Purchase Price" shall have the meaning set forth in Section 8.1(a) below.

     "Purchaser Director" shall mean a member of the Board of Directors of the Company who is designated for such position by Purchaser in accordance with
Section 8.2 below.

     "Purchaser's Financing Issuance Notice" shall have the meaning set forth in
Section 8.1(b)(ii).

     "Purchaser's Other Issuances Notice" shall have the meaning set forth in
Section 8.1(c)(ii) below.

     "Purchaser's Pro Rata Portion" shall mean (i) in the case of the issuance of Voting Stock, that number of shares of Voting Stock to be issued which, if purchased by the Purchaser, would result in the Purchaser maintaining its percentage interest in the Total Current Voting Power of the Company in effect immediately prior to such issuance of Voting Stock or (ii) in the case of the issuance of any other stock other than Voting Stock or Non-Voting Convertible Securities, that number of shares of such stock to be issued which, if Purchased by the Purchaser, would result in the Purchaser maintaining its percentage interest in the Total Outstanding Company Equity in effect immediately prior to such issuance.

     "Purchaser Tender Offer" shall mean a bona fide public tender offer subject to the provisions of Regulation 14D when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations under the Exchange Act, by the Purchaser or any Affiliate of the Purchaser (or any 13D Group that includes Purchaser or any Affiliate of Purchaser) to purchase or exchange for cash or other consideration any Voting Stock and which consists of an offer to acquire 100% of the Total Current Voting Power of the Company then in effect (other than Shares owned by the Purchaser or any Affiliate of the Purchaser) and is conditioned (which condition may not be waived) on a majority of the shares of Voting Stock held by Disinterested Stockholders being tendered and not withdrawn with respect to such offer.

     "Registration Expense" shall have the meaning set forth in Section 8.3(c) below.

     "Response Notice" shall have the meaning set forth in Section 7.3(a)(ii) below.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "SEC Documents" shall have the meaning set forth in Section 3.4 below.

     "Second Closing" shall have the meaning set forth in Section 2.2(b) below.

     "Second Closing Date" shall have the meaning set forth in Section 2.2(b) below.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Selling Expenses" shall have the meaning set forth in Section 8.3(c) below.

     "Shares" shall mean any shares of Voting Stock that are Beneficially Owned by the Purchaser, but specifically excluding any shares of Company Common Stock subject to any Non-Voting Convertible Securities that have not yet been exercised, converted or exchanged for Voting Stock.

     "Standstill Limit" shall mean 20% of the Total Current Voting Power.

     "Standstill Period" shall mean the period beginning on the Closing Date and ending on the occurrence of a Standstill Termination Event.

     "Standstill Reinstatement Event" shall mean the occurrence of either of the following: (i) withdrawal or termination of a Third Party Tender Offer at any time during which a Purchaser Tender Offer is not then pending or (ii) withdrawal, termination, or material alteration of a Purchaser Tender Offer other than an increase in price.

     "Standstill Revised Limit" shall mean the percentage of the Total Current Voting Power represented by all Shares held by the Purchaser as of the occurrence of a Standstill Reinstatement Event.

     "Standstill Termination Event" shall mean the earliest to occur of the following: (i) a Change in Control of the Company, (ii) a Third Party Tender Offer, (iii) a Purchaser Tender Offer, or (iv) any person who is not the Purchaser or an Affiliate of the Purchaser or 13D Group to which the Purchaser or an Affiliate of the Purchaser is a member has acquired any Voting Stock which results in such person or 13D Group owning or having the right to acquire more than 20% of the Total Current Voting Power of the Company; provided, however, that upon a Standstill Reinstatement Event, if the Standstill Revised Limit is greater than the Standstill Limit, then the Standstill Revised Limit shall thereafter be deemed the Standstill Limit for all purposes hereunder.

     "Third Party Tender Offer" shall mean a bona fide public tender offer subject to the provisions of Regulation 14D when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations under the Exchange Act, by a person or 13D Group (which is not made by and does not include the Purchaser or any Affiliate of the Purchaser) to purchase or exchange for cash or other consideration any Voting Stock and which consists of an offer to acquire 50% or more of the then Total Current Voting Power of the Company.

     "Total Current Voting Power" shall mean the total number of votes which may be cast in the election of members of the Board of Directors of either the Company or the surviving corporation of a merger to which the Company is a party if all securities entitled to vote in the election of such directors are present and voted.

     "Total Outstanding Company Equity" shall mean the total number of shares of outstanding capital stock of the Company, on a fully diluted basis assuming the conversion, exchange or exercise of all outstanding securities, whether vested or unvested, convertible, exchangeable or exercisable into or for Company Common Stock.

     "Transfer Notice" shall have the meaning set forth in Section 7.3(a)(i) below.

     "Voting Stock" shall mean shares of the Company Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board of Directors of the Company.

     "13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock which would be required under
Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-1(a) or a
Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.


                                   Section 2

                     Purchase and Sale of the Common Shares.
                     ---------------------------------------

2.1  Purchase and Sale of the Common Shares at the Closing.
     -----------------------------------------------------

        (a) Subject to the terms and conditions hereof, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company 1,000,000 Common Shares for a purchase price of $5.00 per share.

        (b) The closing of the purchase and sale of the 1,000,000 Common Shares (the "Closing") shall be held at 10:00 a.m. on November 30, 1999 (the "Closing Date"), at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 or at such other time and place as the Company and the Purchaser may agree.

        (c) At the Closing, subject to the terms and conditions hereof, the Company shall deliver to the Purchaser a certificate, representing 1,000,000 Common Shares purchased by the Purchaser from the Company, dated the date of the Closing, against payment of the purchase price therefor by wire transfer of immediately available funds to the Company's bank account in the amount of $5,000,000.

  2.2   Purchase and Sale of the Common Shares at Second Closing
        --------------------------------------------------------

        (a) Subject to Section 2.2(c) below, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company on twenty
(20) days prior written notice to the Purchaser, which notice shall include the Milestone Certificate, the total number of Common Shares equal to the quotient obtained by dividing $5,000,000 by (x), where (x) is equal to the average of the closing sales prices of the Company Common Stock as reported by Nasdaq for the forty (40) trading days immediately preceding the date of the public announcement of the FDA grant of premarket approval for the Company's Vibrant P and Vibrant D soundbridges (the "Average Price"), provided, however, (i) if the Average Price is equal to or greater than $7.00 but less than or equal to $10.00, then (x) shall be $7.00 or (ii) if the Average Price is greater than $10.00, then (x) shall be equal to 0.70 multiplied by the Average Price. Notwithstanding the foregoing, in no event shall (x) be greater than $12.00 per share. The Purchaser shall not be required to purchase any fractional Common Share. In the event the quotient obtained by dividing $5,000,000 by (x) is not a whole number, the Purchaser shall purchase only that number of Common Shares equal to the whole number portion of such quotient, at a price per share equal to (x).

        (b) The purchase and sale of the Common Shares pursuant to this paragraph 2.2 shall be consummated at a second closing (the "Second Closing"), which Second Closing shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 at 10:00 a.m. on the date twenty (20) calendar days after delivery by the Company of the Milestone Certificate, the third (3rd) business day following the satisfaction of the conditions contemplated by paragraph (d) of this Section 2.2, or at such other time and place as the Company and the Purchaser may agree (the "Second Closing Date"). At the Second Closing, the Company will deliver to the Purchaser a certificate representing the Common Shares being purchased by the Purchaser at the Second Closing against payment of the purchase price therefor by wire transfer of immediately available funds to the Company's bank account in the amount of $5,000,000. In the event of any stock split or stock dividend occurring during the period from the date hereof to the Second Closing Date, the purchase price of the Common Shares in the Second Closing and the numerical parameters in paragraph 2.2(a) shall be adjusted by a factor equal to the inverse ratio of the stock split or stock dividend.

          (c) Notwithstanding the foregoing, the Purchaser shall have no obligation to purchase any Common Shares pursuant to this Section 2.2 if either
(i) the Company does not receive premarket approval for its Vibrant P and Vibrant D soundbridges from the FDA on or prior to April 30, 2001, or (ii) at any time following the Closing Date a third party acquires Beneficial Ownership of greater than 20% of the Total Current Voting Power of the Company, or (iii) if the Company does not deliver the Milestone Certificate to the Purchaser within ten (10) days after issuance of the Approval Order.

          (d) The obligations of the parties and issuance of the Common Shares pursuant to this Section 2.2 shall be subject to compliance with all applicable laws, including the HSR Act, and the requirements of Nasdaq and any applicable stock exchange.

                                   Section 3

                 Representations and Warranties of the Company
                 ---------------------------------------------

      The Company represents and warrants to the Purchaser as follows:

     3.1  Organization and Standing. The Company is a corporation duly organized
          -------------------------
and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. Other than as disclosed in
Schedule 3.1 hereto, the Company has no subsidiaries or direct or indirect ownership in any firm, corporation or business which either, individually or in the aggregate, is material to the business of the Company. The Company and each of its subsidiaries is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership of property or conduct of business requires it so to be qualified and in which the failure to so qualify would have a material adverse effect on the financial condition or business of the Company as a whole.

     3.2  Corporate Power; Authorization. The Company has all requisite legal
          ------------------------------
and corporate power and authority and has taken all requisite corporate action to duly authorize, execute and deliver this Agreement, to sell and issue the Common Shares and to carry out and perform all of its obligations under and contemplated by this Agreement and the Marketing and Distribution Agreement. This Agreement and the Marketing and Distribution Agreement have been duly executed and delivered by an authorized officer of the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally.

     3.3  Issuance and Delivery. The Common Shares and the Additional Shares
          ---------------------
have been duly authorized, and, when issued and delivered in compliance with this Agreement, will be duly and validly issued and delivered and will be fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions. No preemptive rights, or other rights to subscribe for or purchase, exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares or the Additional Shares to be sold by the Company as contemplated herein.

     3.4  SEC Documents; Financial Statements; Subsequent Events. The Company
          ------------------------------------------------------
has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Exchange Act, during the twelve (12) months preceding the date of this Agreement and all rules and regulations thereunder. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable and all rules and regulations thereunder. None of the SEC Documents contained, as of their respective dates, any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and such SEC Documents, when read as a whole, do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company and any subsidiaries at the dates thereof and the results of the Company's operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal adjustments).

     3.5  Governmental Consents. No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement except for (a) the filing of a Form D with respect to the issuance of the Common Shares with the SEC and (b) the filing of a Nasdaq National Market Notification Form (pursuant to Rule 10b-17 promulgated under the Exchange Act) with Nasdaq, and
(c) in the case of the Second Closing or a closing pursuant to Section 8.4 hereof, the filing under the HSR Act, each of which will be filed in a timely manner.

     3.6  Exempt Transactions. Subject to the accuracy of the Purchaser's
          -------------------
representations and warranties in Section 4 of this Agreement, the offer, sale and issuance of the Common Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

     3.7  No Material Adverse Change. Except as otherwise disclosed herein,
          --------------------------
since September 30, 1999, there have not been any changes in the assets, liabilities, financial condition, business or operations of the Company from that reflected in the Financial Statements except (i) changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse, and (ii) the Company's continued incurrence of operating losses and negative cash flow.

     3.8  Intellectual Property. The Company owns or possesses adequate rights
          ---------------------
to use all patents, patent rights, inventions, trademarks, trade names, copyrights, licenses, governmental authorizations, trade secrets and know-how that are used or necessary for the conduct of its business as described in the SEC Documents; except as disclosed on Schedule 3.8 hereto, neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trademarks, trade names, copyrights, licenses, governmental authorizations, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as a whole. To the best knowledge of the Company and its subsidiaries, no product or service that is manufactured, marketed, performed or sold by the Company or any of its subsidiaries violates any license or infringes any intellectual property rights of another. There is no pending or written threat of a claim or litigation against the Company or any of its subsidiaries (nor to the Company's knowledge does there exist any basis therefor) contesting the validity of, or right to use, any of the foregoing intellectual property rights.

     3.9  Authorized Capital Stock. The authorized capital stock of the Company
          ------------------------
conforms, as of the dates for which such information is given, in all material respects to the statements relating thereto contained in the SEC Documents. The issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable; except as set forth or referred to in the SEC Documents, no warrants, options or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. All of the above securities of the Company were issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as provided in this Agreement, no holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.001 per share, of which at September 30, 1999, 12,402,460 shares were issued and outstanding, and 5,000,000 shares of preferred stock par value $0.001 per share, none of which are outstanding. As of September 30, 1999, the Company has reserved a total of 275,000 shares of Company Common Stock for issuance under its 1997 Employee Stock Purchase Plan, of which, at September 30, 1999, 64,613 shares have been issued pursuant to purchases under such plan. As of September 30, 1999, the Company has reserved a total of 3,499,273 shares of Company Common Stock for issuance under its 1994 Stock Option Plan, of which, at September 30, 1999,

1,371,571 shares of Company Common Stock are duly reserved for issuance upon exercise of outstanding options. As of September 30, 1999, 33,611 shares of Company Common Stock are reserved for issuance upon exercise of other options, warrants and rights held by other parties, and a list of the holders of such options, warrants and rights is set forth on Schedule 3.9 hereto, together with the number of shares of either Company Common Stock or preferred stock issuable upon exercise of each such option, warrant or right. Set forth on Schedule 3.9 hereto, to the Company's best knowledge, is a list of each record and beneficial holder of 5% or more of the Company Common Stock as of September 30, 1999, including the name, address and number of shares of Company Common Stock held by each such holder. Except as provided or described in this Agreement or in the Schedules hereto, there are no other options, warrants, conversion privileges, convertible securities or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of any of the Company's or any of its subsidiaries' capital stock or other securities. Except as provided in this Agreement or in the Schedules hereto, there are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company or any subsidiary, whether pursuant to law, the certificates of incorporation or bylaws of the Company or any of its subsidiaries, or any agreement or instrument. The Common Shares to be purchased at the Closing shall represent approximately 7.46% of the Total Current Voting Power, based upon a total of 13,441,949 shares of Common Stock outstanding as of October 31, 1999 (such number includes the 1,000,000 shares to be purchased pursuant to Section 2 above and 39,489 shares issued under the Company's 1997 Employee Stock Purchase Plan).

     3.10 Litigation.  There are no actions, suits, proceedings or
          ----------
investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) would have a material adverse effect on the Company's properties or assets or the business of the Company as presently conducted or proposed to be conducted or (b) would impair the ability of the Company to perform in any material respect its obligations under this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, individually or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.

     3.11 Compliance With Other Instruments. The business and operations of the
          ---------------------------------
Company and its subsidiaries have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations of applicable laws, rules and regulations which would not, individually or in the aggregate, have a material adverse effect on the assets, properties, financial condition or business of the Company. Neither the execution and delivery of, nor the performance or compliance with, this Agreement and the transactions contemplated hereby, will, with or without the giving of notice or the passage of time, (i) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, except for such breach or default or the imposition of any such lien or encumbrance which, either individually or in the aggregate, would not have a material adverse effect on the assets, properties, financial condition or business of the Company or (ii) violate the Certificate of Incorporation or Bylaws of the Company, or any applicable law, rule regulation, judgment, order or decree. The Company is not in violation of its Certificate of Incorporation or Bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the assets, properties, financial condition or business of the Company, or subject to any restriction which would prohibit the Company from entering into or performing its obligations under this Agreement. Except as set forth on Schedule 3.11 hereto, neither the Company nor any subsidiary of the Company has granted any right or authorization to any third party to develop, manufacture, use, market or service the Company's products that would conflict with the Company's obligations under the Marketing and Distribution Agreement.

     3.12 Brokers or Finders. No person, firm or corporation has or will have,
          ------------------
as a result of any act or omission of the Company, any right, interest or valid claim against the Purchaser for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     3.13 No Implied Representations. All of the Company's representations and
          --------------------------
warranties are contained in this Agreement and no other representations or warranties by the Company shall be implied.

     3.14 Properties.  The Company has good and marketable title to all the
          ----------
properties and assets reflected as owned in the financial statements included in the SEC Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements, or
(ii) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company and its subsidiaries. The Company and any applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company and the subsidiaries.

     3.15 Taxes. The Company and its subsidiaries have filed all necessary
          -----
federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, all of such tax returns are true and complete in all material respects, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which could materially and adversely affect the business, operations or properties of the Company and its subsidiaries.

     3.16 Transfer Taxes. On the Closing Date and the Second Closing Date, and
          --------------
any closing under Section 8 hereof, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with fully.

     3.17 Insurance.  Each of the Company and its subsidiaries maintains
          ---------
insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     3.18 Complete Copies of Materials.  The Company has delivered or made
          ----------------------------
available true and complete copies of each document (or summaries of same) or has indicated that no such document exists with respect to all documents relating to the Company which Purchaser or its counsel have requested in writing to review in connection with this Agreement, and the transactions contemplated hereby including, without limitation, true and complete copies of certain of the documents provided to the Food and Drug Administration in connection with the filing of the Company's PMA application.

     3.19 Representations Complete.  None of the representations or warranties
          ------------------------
made by the Company (as modified by the Disclosure Schedules) in this Section 3, nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   Section 4

          Representations, Warranties and Covenants of the Purchaser
          ----------------------------------------------------------

     The Purchaser hereby represents and warrants to the Company as follows:

     4.1  Authorization.  (i) The Purchaser has all requisite legal and
          -------------
corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Common Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally.

     4.2  Investment Experience.  The Purchaser is an "accredited Purchaser" as
          ---------------------
defined in Rule 501(a) under the Securities Act. The Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Common Shares.

     4.3  Investment Intent.  The Purchaser is purchasing the Common Shares for
          -----------------
its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. The Purchaser understands that its acquisition of the Common Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Common Shares, except in compliance with the terms of this Agreement and the Securities Act, and the rules and regulations promulgated thereunder.

     4.4  Registration or Exemption Requirements.  The Purchaser further
          --------------------------------------
acknowledges and understands that the Common Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. The Purchaser understands that the certificate(s) evidencing the Common Shares will be imprinted with a legend that prohibits the transfer of such securities unless
(i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

     4.5  No Legal, Tax or Investment Advice.  The Purchaser understands that
          ----------------------------------
nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase of the Common Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares.

                                   Section 5

                    Conditions to Closing of the Purchaser
                    --------------------------------------

     5.1  Conditions to Purchaser's Obligations at the Closing.  The Purchaser's
          ----------------------------------------------------
obligation to purchase the Common Shares at the Closing under this Agreement is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Purchaser:

          (a)  Representations and Warranties True. The representations and
               -----------------------------------
warranties made by the Company in Section 3 hereof shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

          (b)  Covenants.  All covenants, agreements and conditions contained in
               ---------
this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

          (c)  Consents.  The Company shall have obtained all consents, permits
               --------
and waivers necessary to consummate the transactions contemplated by this Agreement which need to be obtained prior to the Closing.

          (d)  Opinion of the Company's Counsel. The Purchaser shall have
               --------------------------------
received from Wilson Sonsini Goodrich & Rosati ("WSG&R"), counsel to the Company, an opinion letter addressed to the Purchaser substantially in the form attached as Exhibit A dated as of the Closing Date.

          (e)  Compliance Certificate. The Company shall have delivered to the
               ----------------------
Purchaser a certificate of the Company, executed by the President or Chief Financial Officer of the Company and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b) and (c).

          (f)  Marketing and Distribution Agreement. The Marketing and
               ------------------------------------
Distribution Agreement shall have been executed by the Company.

          (g)  Compliance with Laws.  The purchase of the Common Shares by the
               --------------------
Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser or the Company are subject.

          (h)  Corporate Authorizations.  Purchaser shall have received (i)
               ------------------------
certified copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement and the Marketing and Distribution Agreement, and (ii) copies of the Company's Certificate of Incorporation and Bylaws, as in effect on the Closing Date.

          (i)  Due Diligence.  Purchaser shall have completed its due diligence
               -------------
review of the Company.

     5.2  Conditions to the Purchaser's Obligations at the Second Closing.  The
          ---------------------------------------------------------------
Purchaser's obligation to purchase the Common Shares at the Second Closing under this Agreement is subject to the fulfillment on or prior to the Second Closing Date of the following conditions, any of which may be waived in whole or in part by the Purchaser:

          (a) Representations and Warranties True. The representations and warranties made by the Company in Section 3 hereof shall be true and correct (other than the representations in Section 3.7 which shall be true and correct in all material respects only as of the Closing Date) on the Second Closing Date with the same force and effect as if they had been made on and as of said date.

          (b)  Covenants.  All covenants, agreements and conditions contained in
               ---------
this Agreement to be performed by the Company on or prior to the Second Closing Date shall have been performed or complied with including, without limitation, delivery of the Milestone Certificate.

     (c)  Consents.  The Company shall have obtained all consents, permits and
          --------
waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement which need to be obtained prior to the Second Closing.

     (d)  Compliance Certificate.  The Company shall have delivered to the
          ----------------------
Purchaser a certificate of the Company, executed by the President or Chief Financial Officer of the Company and dated as of the Second Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.2(a) and
(b).

     (e)  Compliance with Laws.  The purchase of the Common Shares by the
          --------------------
Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser or the Company are subject.

     (f)  Opinion of WSG&R.  The Purchaser shall have received from WSG&R an
          ----------------
opinion letter addressed to the Purchaser substantially in the form attached as Exhibit A dated as of the Second Closing Date.


                                   Section 6

                      Conditions to Company's Obligations.
                      -----------------------------------

     6.1  Conditions to Company's Obligations at the Closing.  The Company's
          --------------------------------------------------
obligation to sell and issue the Common Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company:

          (a)  Representations and Warranties True.  The representations and
               -----------------------------------
warranties made by the Purchaser herein shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the same date.

          (b)  Consents.  The Company shall have obtained all consents, permits
               --------
and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement which need to be obtained prior to the Closing.

          (c)  Marketing and Distribution Agreement.  The Marketing and
               ------------------------------------
Distribution Agreement shall have been executed by the Purchaser.

          (d)  Compliance with all Laws.  At the Closing, the purchase of the
               ------------------------
Common Shares by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser or the Company are subject.

     6.2  Conditions to Company's Obligations at the Second Closing.  The
          ---------------------------------------------------------
Company's obligation to sell and issue the Common Shares at the Second Closing is subject to the fulfillment on or prior to the Second Closing Date of the following conditions, any of which may be waived in whole or in part by the Company:

          (a)  Representations and Warranties True. The representations and
               -----------------------------------
warranties made by the Purchaser herein shall be true and correct on the Second Closing Date with the same force and effect as if they had been made on and as of the same date.

          (b)  Consents.  The Company shall have obtained all consents, permits
               --------
and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement which need to be obtained prior to the Second Closing.

          (c)  Compliance with all Laws.  At the Second Closing, the purchase of
               ------------------------
the Common Shares by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser or the Company are subject.


                                   Section 7

              The Purchaser's Covenants and the Company's Rights
              --------------------------------------------------

     7.1  The Purchaser's Standstill Obligations
          --------------------------------------

          (a) Notwithstanding anything to the contrary contained herein and only during the Standstill Period, none of the Purchaser, any Affiliate of the Purchaser or any 13D Group of which Purchaser or any of its Affiliates is a member shall, directly or indirectly, acquire or Beneficially Own Voting Stock or authorize or make a tender offer, exchange offer or other offer therefor, if the effect of such acquisition would be to increase the percentage of Total Current Voting Power represented by all Shares Beneficially Owned by the Purchaser to more than the Standstill Limit, provided that, the foregoing shall not prohibit the Purchaser and/or any of its Affiliates from making a Purchaser Tender Offer during the Standstill Period that has been approved by the Board of Directors of the Company.

          (b) The Purchaser shall not be deemed to have violated its covenants under this Section 7.1 by virtue of any increase in the aggregate percentage of the Total Current Voting Power of the Company represented by Shares Beneficially Owned by the Purchaser or its Affiliates if such increase is the result of a recapitalization of the Company, a repurchase of securities by the Company or other actions taken by the Company or any of the Company's Affiliates that have the effect of reducing the Total Current Voting Power.

          (c) All of the Purchaser's acquisitions of Shares during the Standstill Period shall comply with applicable federal and state securities laws and be subject to the provisions of this Agreement.

          (d) During the Standstill Period, the Purchaser shall not solicit proxies with respect to any Voting Stock, nor shall it become a "participant" in any "election contest" (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange
Act) relating to the election of directors of the Company. Purchaser shall not be deemed to be such "participant" merely by reason of the membership of the Purchaser Director on the Company's Board of Directors pursuant to the terms of this Agreement.

          (e) During the Standstill Period, the Purchaser shall not deposit any shares of Voting Stock in a voting trust or, except as otherwise provided or contemplated herein (including Section 7.4 hereof), or subject any Voting Stock to any arrangement or agreement with any third party with respect to the voting of such Voting Stock.

          (f) During the Standstill Period, the Purchaser shall not join a 13D Group, partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person for the purpose of acquiring, holding, voting or disposing of Voting Stock or Non-Voting Convertible Securities, unless the joining of such group is in connection with a Purchaser Tender Offer approved by the Board of Directors of the Company.

     7.2  The Purchaser's Transfer Restrictions.
          -------------------------------------

          (a) Unless the Purchaser Beneficially Owns less than 5% of the Total Current Voting Power or until the Purchaser owns at least 90% of the Total Current Voting Power, the Purchaser shall not, directly or indirectly, sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, any Shares or Non-Voting Convertible Securities except: (i) to the Company, (ii) to a Company Controlled Corporation,
(iii) in response to a Third Party Tender Offer which is not opposed by the Board of Directors of the Company within the time such Board is required, pursuant to the rules and regulations promulgated under the Exchange Act, to advise Company stockholders of such Board's position on such offer, (iv) following the earlier of (A) November 1, 2004 and (B) any termination by the Purchaser (not the Company) of the Marketing and Distribution Agreement pursuant to Section 10 thereof, (v) following the acquisition by a person or 13D Group (which is not and does not include the Purchaser or any affiliate of the Purchaser) of more than 20% of the Total Current Voting Power of the Company,
(vi) pursuant to an offering of Shares registered under the provisions of
Section 8.3 hereof; or (vii) pursuant to Rule 144 under the Securities Act but only if such transaction (A) is in compliance with the volume limitations under Rule 144(e) and (B) does not occur prior to the later of two years from the Closing.

          (b) Any attempted sale, transfer or other disposition by Purchaser which is not in compliance with this Section 7.2 shall be null and void.

     7.3  The Company's Right of First Refusal.
          ------------------------------------

          (a) Prior to the Purchaser effecting any sale, transfer or other disposition of Shares or Non-Voting Convertible Securities in a private placement transaction exempt from the registration requirements of the Securities Act other than the transactions specified in Sections 7.2(a)(i),
(ii), (iii),

(v), (vi) and (vii) above, the Company shall have a first refusal right to purchase such Shares or Non-Voting Convertible Securities on the following terms and conditions:

               (i) The Purchaser shall give prior notice (the "Transfer Notice") to the Company in writing of such intention, specifying the name of the proposed purchaser or transferee, the number of Shares or Non-Voting Convertible Securities proposed to be sold or transferred, the proposed price therefor and the other material terms upon which such disposition is proposed to be made.

               (ii) The Company shall have the right, exercisable by written notice given by the Company to the Purchaser within ten (10) business days after receipt of such Transfer Notice (the "Response Notice"), to purchase all, but not less than all the Shares or Non-Voting Convertible Securities specified in such Transfer Notice for cash at the price per share specified in the Transfer Notice.

               (iii) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Shares or Non-Voting Convertible Securities with respect to which such right has been exercised shall take place within sixty (60) calendar days after the Company gives the Response Notice to the Purchaser which period shall be extended, if necessary, to comply with applicable laws and regulations. Upon exercise of its right of first refusal, the Company and the Purchaser shall be legally obligated to consummate the purchase and sale contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

               (iv) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the Purchaser shall be free, during the period of ninety (90) calendar days following the expiration of such time for exercise, to sell the Shares or Non-Voting Convertible Securities specified in such Transfer Notice to the proposed purchaser or transferee specified in such Transfer Notice and on terms not materially less favorable to the Purchaser than the terms specified in such Transfer Notice, which period shall be extended, if necessary, to comply with applicable laws and regulations.

          (b) The Company may assign its right of first refusal hereunder to any other person or persons.

     7.4  The Purchaser's Voting Obligations.
          ----------------------------------

          (a) The Purchaser shall take such action as may be required so that all shares of Voting Stock Beneficially Owned by the Purchaser are voted for or cast in favor of: (i) during the Standstill Period, nominees to the Board of Directors of the Company in accordance with the joint recommendations of management of the Company and a majority of the Board of Directors of the Company, (ii) increases in the authorized capital stock of the Company and amendments to stock option plans and employee stock purchase plans, in each case approved by the Company's Board of Directors, and (iii) all matters approved by the Purchaser Director whether such matters are submitted to a vote, action by written consent or other approval of the holders of Voting Stock of the Company.

          (b) Except as set forth in paragraph (a) above, nothing in this Agreement shall preclude the Purchaser from voting shares of Voting Stock which it Beneficially Owns in such manner as the Purchaser determines, in its sole discretion, on any matter presented to the holders of Voting Stock for a vote, consent or other approval; provided, however, that, in connection with any merger, consolidation or other reorganization (i) which is approved by the Company's Board of Directors, (ii) which is intended to qualify for pooling-of-interests accounting treatment, and (iii) in connection with which the Purchaser has not exercised its appraisal rights, Purchaser hereby covenants to enter into a standard affiliate lock-up agreement if requested by the Company, regardless of the manner in which the Purchaser may have voted or cast Shares of Voting Stock Beneficially Owned by the Purchaser with respect to such transaction.

          (c) So long as the Purchaser Beneficially Owns at least 5% of the Total Current Voting Power, the Purchaser, as the holder of Shares, shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all shares of Voting Stock held by the Purchaser may be counted for purposes of determining the presence of a quorum at such meetings.


                                   Section 8

              Covenants of the Company and the Purchaser's Rights
              ---------------------------------------------------

     8.1  The Purchaser's Rights to Maintain.
          ----------------------------------

          (a)  In General.  During the Standstill Period, provided that the
               ----------
Purchaser Beneficially Owns at least 5% of the Total Current Voting Power, if the percentage interest of the Purchaser in the Total Outstanding Company Equity is or would be reduced at any time as a result of an issuance of New Securities, the Purchaser shall have the right to purchase for cash the Purchaser's Pro Rata Portion, in whole or in part, at an aggregate purchase price equal to the product of the price per share at which such New Securities were or will be sold in such issuance (a price per share as determined in accordance with subsection
(b) below), multiplied by the Purchaser's Pro Rata Portion or any part thereof (the "Purchase Price").

          (b)  Financing Issuances.
               -------------------

               (i) No less than ten (10), and no more than thirty (30), calendar days prior to the issuance and sale of any New Securities for cash consideration in a financing transaction (which shall not include any transaction specifically described in subsection (c) below), the Company shall notify the Purchaser of the Company's intention to make such issuance by written dated notice (the "Company's Financing Issuance Notice") setting forth the number and type of New Securities and the calculation of the Purchaser's Pro Rata Portion.

               (ii) Within fourteen (14) calendar days after receipt by the Purchaser of the Company's Financing Issuance Notice, the Purchaser shall notify the Company by written notice (the "Purchaser's Financing Issuance Notice") stating whether the Purchaser desires to buy the Purchaser's Pro Rata Portion, or any part thereof, for the Purchase Price.

               (iii) If the Company issues and sells the New Securities in the financing transaction, then the Purchaser shall be obligated to purchase (if it has elected to exercise its right to maintain in the Purchaser's Financing Issuance Notice) the Purchaser's Pro Rata Portion (or part thereof) for the Purchase Price with such Purchase Price based on the price per share paid by the ultimate investors in the financing. The closing of any purchases pursuant to this Section 8.1(b) shall take place contemporaneously with such financing, subject to the provisions of paragraph (d) below. If the Purchaser either (A) does not deliver a Purchaser's Financing Issuance Notice within the time periods specified above or (B) elects in the Purchaser's Financing Issuance Notice not to purchase the Purchaser's Pro Rata Portion or any part thereof the Company shall not be obligated to sell to the Purchaser the Purchaser's Pro Rata Portion.

               (iv) The purchase price per share at which the Purchaser shall be entitled to purchase the Purchaser's Pro Rata Portion shall be determined as follows:

                     (1) If the event giving rise to the Purchaser's rights is a sale or issuance of New Securities for cash or property, including, without limitation, for securities or assets or by way of merger in connection with the acquisition of another company, the price shall be the price per share specified in the agreement relating to such issuance, or if no such price is specified, the Fair Market Value of the New Securities determined as of the date of issuance and sale of such New Securities.

                     (2) If the event giving rise to the Purchaser's rights is an issuance of New Securities upon conversion of any security convertible into or exchangeable for Common Stock or upon exercise of any option, warrant or right to acquire any New Securities, the price shall be the exercise price per share of such New Securities determined as of the date of such conversion or exercise plus a pro-rata portion of the premium paid for the underlying option, warrant or right.

                     (3) If the event giving rise to the Purchaser's rights is an underwritten public offering or an institutional private placement, the price shall be the price per share at which the New Securities were sold by the Company.

                     (4) In all other cases, the price shall be the Fair Market Value of the New Securities determined as of the date of the issuance and sale of such New Securities.

          (c)  Other Issuances.
               ---------------

               (i) No more than ten (10) calendar days after each one-year anniversary of the date of this Agreement (until the termination of the Standstill Period), the Company shall notify the Purchaser of the number of New Securities issued pursuant to the Company's employee stock plans, purchase plans or other stock plans for the benefit of employees, directors, officers, consultants or others during such one year period by written dated notice (the "Company's Other Issuances Notice") setting forth the number and type of New Securities (such number to be net of any New Securities returned to an option plan). In the case of New Securities that are stock options issued pursuant to a Company employee stock option plan, the Purchaser's right to maintain under this subsection (c) shall relate to the Voting Stock underlying such stock options and the Purchase Price of such Voting Stock shall be the weighted average exercise price of such stock options regardless of the net effect of any New Securities returned to an option plan.

               (ii) Within fourteen (14) calendar days after receipt by the Purchaser of the Company's Other Issuance Notice, the Purchaser shall notify the Company by written notice (the "Purchaser's Other Issuances Notice") stating whether the Purchaser desires to buy Purchaser's Pro Rata Portion of such New Securities. If Purchaser elects to purchase such Pro Rata Portion, then the closing of such transaction shall take place within three (3) business days after the Company's receipt of such notice in accordance with subsection (d) below.

          (d)  Closing; Other Matters.
               ----------------------

               (i) The purchase and sale of any New Securities pursuant to this Section 8.1 shall take place at the offices of the Company set forth in this Agreement at 10:00 a.m. on the earlier of the: (A) closing date specified in the applicable subsection of this Section 8.1 or (B) the third (3rd) business day following the expiration or early termination of all waiting periods imposed on such purchase and sale by the HSR Act, or at such other time and place as the Company and the Purchaser may agree.

               (ii) The Company and the Purchaser shall use their best efforts to comply with all federal and state laws and regulations and Nasdaq and stock exchange listing requirements applicable to any purchase and sale of shares of New Securities under this Section 8.1. The issuance of such shares shall be subject to compliance with applicable laws and regulations and requirements of Nasdaq and any applicable stock exchange.

               (iii) Except as otherwise specifically provided herein, upon receipt of the applicable Purchaser's Notice by the Company, the Purchaser and the Company each shall be obligated, subject to the other terms and conditions of this Agreement, to consummate the purchase and sale contemplated by this
Section 8.1 and shall use their best efforts to secure any approvals required in connection therewith.

               (iv) Any Shares acquired by the Purchaser hereunder and all of Purchaser's rights to maintain, shall be subject to all restrictions and obligations of the Purchaser set forth elsewhere in this Agreement including, but not limited to, Section 7.1 of this Agreement.

     8.2  The Purchaser's Board Representation Rights.
          -------------------------------------------

          (a) At the Company's first Board of Directors meeting following the Closing, the Board of Directors of the Company shall elect to the Company's Board of Directors a person designated by the Purchaser who is either a senior business executive of the Purchaser or has business experience comparable to a senior business executive (the "Purchaser Director"); provided however that the election of the Purchaser Director to the Company's Board of Directors must occur no later than January 31, 2000.

          (b) So long as the Purchaser beneficially owns all Common Shares purchased by the Purchaser at the Closing and, if it should occur, at the Second Closing, the Company shall include in the slate of nominees recommended by the Company's Board of Directors or management to stockholders for election as directors at the annual meeting of stockholders of the Company, anticipated to be held in May 2000. The Company's Board of Directors and management shall vote all shares for which the Company's management or Board of Directors hold proxies or is otherwise entitled to vote in favor of the Purchaser Director. In the event that the Purchaser Director shall cease to serve as a director for any reason, the vacancy resulting thereby shall be filled by a designee of the Purchaser reasonably acceptable to the Company.

     8.3  The Purchaser's Registration Rights.  Effective upon the earlier to
          -----------------------------------
occur of (i) November 30, 2004, (ii) any termination by the Purchaser (not the Company) of the Marketing and Distribution Agreement pursuant to Section 10 thereof, or (iii) following the acquisition by a person or 13D Group (which is not and does not include the Purchaser or any affiliate of the Purchaser) of more than 20% of the Total Current Voting Power of the Company, the Purchaser shall have the following registration rights:

          (a)  Company Registration.
               --------------------

               (i) Notice of the Purchaser.  If at any time or from time to
                   -----------------------
time, the Company shall determine to register any Company Common Stock, for its own account or for the account of others (other than the Purchaser), other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares, the Company will:

                   1) Promptly give to the Purchaser written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                   2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by the Purchaser.

               (ii) Underwriting.  If the registration of which the Company
                    ------------
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchaser as a part of the written notice given pursuant to Section 8.3(a)(i). In such event the right of the Purchaser to registration pursuant to Section 8.3(a) shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of the Purchaser's Shares in the underwriting to the extent provided herein. If the Purchaser proposes to distribute its Shares through such underwriting, it shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this
Section 8.3, if the Company and the underwriter determine that marketing factors require a limitation of the number of shares to be underwritten, the Company and the underwriter may limit the number of Shares to be included in the registration and underwriting to any amount that the Company and the underwriter may determine. The Company shall so advise the Purchaser, and the number of Shares that may be included in the registration and underwriting shall be allocated to the Purchaser as the Company and underwriter may determine at the time of filing the registration statement.

                     No Shares excluded from the underwriting by reason of the marketing limitation shall be included in such registration. If the Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter.

          (b)  Form S-3.  In addition to the rights contained in the foregoing
               --------
provision of this Section 8.3(a), the Purchaser shall have the right to request up to two (2) registrations on Form S-3 under this Section 8.3(b) (such requests shall be in a writing signed by the Purchaser and shall state the number of Shares to be disposed of and the intended method of disposition of such Shares by the Purchaser), provided that the Company shall not be required to effect a registration pursuant to this Section 8.3(b) unless the Purchaser proposes to dispose of Shares which the Purchaser reasonably anticipates will have an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least five hundred thousand dollars ($500,000), provided further that the Company shall not be required to effect a registration pursuant to this Section 8.3(b) if at the time of the request for a registration on Form S-3 the Company in good faith gives notice within thirty (30) days of such request that it is engaged or has fixed plans to engage within sixty (60) days of the time of the request in a firmly underwritten registered public offering (but such notice may not be given more than once in any six (6) month period), and provided further that the Company shall not be required to effect more than one registration pursuant to this Section 8.3(b) in any twelve (12) month period.

          (c)  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with any registration pursuant to Section 8.3(a) or Section 8.3(b) shall be borne by the Company. "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 8.3(a) and 8.3(b) hereof including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and Selling Expenses (as defined hereinafter). All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Purchaser. "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Shares.

          (d)  Registration Procedures.  In the case of each registration,
               -----------------------
qualification or compliance effected by the Company pursuant to this Section 8.3, the Company will keep the Purchaser advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (i) Keep such registration, qualification or compliance effective for a period of one hundred twenty (120) days or until the Purchaser has completed the distribution described in the registration statement relating thereto, whichever first occurs; and

               (ii) Furnish such number of prospectuses and other documents incident thereto as the Purchaser from time to time may reasonably request.

          (e)  Indemnification.
               ---------------

               (i) The Company will indemnify the Purchaser, each of its officers, directors, partners and legal counsel, and each person controlling the Purchaser within the meaning of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 8.3, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse the Purchaser, each of its officers and directors, and each person controlling the Purchaser, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by the Purchaser and stated to be specifically for use therein or furnished by the Purchaser to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein.

               (ii) The Purchaser will indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such directors, officers, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Purchaser and stated to be specifically for use therein or furnished by the Purchaser to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein.

               (iii) Each party entitled to indemnification under this Section 8.3(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Party of its obligations under this Section 8.3(e) only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (iv) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (v)   The obligations of the Company and Purchaser under this
Section 8.3 shall survive the completion of any offering of the Shares in a registration statement under this Section 8.3, and otherwise.

          (f)  Information by the Purchaser.  The Purchaser shall furnish to the
               ----------------------------
Company such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

          (g)  Delay of Registration.  The Purchaser shall not have any right
               ---------------------
to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 8.3.

          (h)  Termination of Registration Rights.  All rights and duties
               ----------------------------------
provided for in this Section 8.3 shall terminate on the earlier of (i) the date five (5) years from the effective date of the registration rights provided in this Section 8.3, or (ii) the date that the Purchaser is able to dispose of all of the Shares in one three-month period pursuant to Rule 144.


     8.4  The Purchaser's Right to Increase its Ownership Interest.
          --------------------------------------------------------

          (a)  Number of Shares.  At any time during the period commencing on
               ----------------
the date the Company receives premarket approval from the FDA for the Company's Vibrant P and Vibrant D soundbridges and ending on the earlier of (i) November 30, 2004 or (ii) any termination by the Purchaser of the Marketing and Distribution Agreement pursuant to Section 10 thereof, the Purchaser shall have the right to purchase from the Company, and the Company shall issue and sell to the Purchaser up to that number of shares of Company Common Stock ("Additional Shares") which would, taking into account all Shares Beneficially Owned by the Purchaser immediately after the acquisition of the Additional Shares, give the Purchaser 20% of the Total Current Voting Power of the Company immediately following the acquisition of the Additional Shares.

          (b)  Purchase Price.  The purchase price for the Additional Shares
               --------------
shall be equal to the average of the closing sales price of the Company Common Stock as reported by Nasdaq for the forty (40) trading days immediately preceding the receipt by the Company of written notice from the Purchaser of its intent to exercise its rights pursuant to this Section 8.4 (an "Exercise Notice"). In the event of any stock split or stock dividend occurring during the period from the fortieth (40th) trading day prior to the receipt by the Company of the Exercise Notice to the date of the closing of the purchase of the Additional Shares, the purchase price shall be adjusted by a factor equal to the inverse of the ratio of the stock split or stock dividend.

          (c)  Compliance.  The issuance of the Additional Shares pursuant to
               ----------
this Section 8.4 shall be subject to compliance with all applicable laws, including the HSR Act, and the requirements of Nasdaq and any applicable stock exchange.

          (d)  Closing.  The closing of the purchase of Additional Shares shall
               -------
take place at the location and on the date stated in the Exercise Notice, which in any case shall not be less than five business days after the date of the Exercise Notice (the "Additional Closing Date"). At the closing, the Purchaser shall pay the purchase price by wire transfer or certified check, and the Company shall deliver a certificate representing the Additional Shares and an opinion from Wilson Sonsini Goodrich & Rosati, counsel to the Company, substantially in the form attached as Exhibit A, dated as of the Additional Closing Date.

                                   Section 9

                                Indemnification
                                ---------------


          9.1  Survival of Representations and Warranties.  Notwithstanding any
               ------------------------------------------
right of Purchaser fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement. All representations and warranties here shall survive the execution and delivery of this Agreement after the Closing and all covenants and agreements shall survive until performed or waived.

          9.2  Obligation to Indemnify.
               -----------------------

               (a) The Company agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates (and the directors, officers, employees, successors and assigns of each of them) from and against all claims, actions, suits, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including but not limited to interest, penalties and reasonable attorneys' fees and disbursements incurred in connection with enforcing this indemnification or otherwise in connection with any of the foregoing) (collectively, the "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty or covenant of the Company contained in this Agreement.

               (b) The Purchaser agrees to indemnify, defend and hold harmless the Company and its Affiliates (and the directors, officers, employees, successors and assigns of each of them) from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty or covenant of the Purchaser contained in this Agreement.

          9.3  Notice and Opportunity to Defend.
               --------------------------------

               (a) In the event that any person entitled to indemnification hereunder shall sustain or incur any Losses in respect of which indemnification may be sought by such person pursuant to Section 9.2, the person seeking such indemnification (the "Indemnitee") shall assert a claim for indemnification by giving prompt written notice thereof (a "Claims Notice") which shall describe in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based, to the party providing indemnification (the "Indemnitor") and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. In case any claim, action, suit, hearing or other proceeding (a "Claim") is brought against any Indemnitee, the Indemnitor shall have the right to assume, conduct and control the defense, compromise or settlement thereof, by written notice to the Indemnitee of its intention to do so within ten (10) days after receipt of the Claims Notice, with counsel reasonably satisfactory to the Indemnitee, at the Indemnitor's own expense, and thereupon to prosecute in the name and on behalf of the Indemnitee any available cross-claims, counterclaims or third-party claims arising with respect to the Claim. If the Indemnitor shall assume the defense of such Claim, it shall not settle such Claim unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such Claim, nor shall the Indemnitor settle such Claim without the written consent of the Indemnitee. As long as the Indemnitor is contesting any such Claim in good faith and on a timely basis, the Indemnitee shall not pay or settle any such Claim. Notwithstanding the assumption by the Indemnitor of the defense of any Claim as provided in this Section 9.3(a) and without limiting the Indemnitor's right to assume, conduct and control the defense, compromise or settlement thereof, the Indemnitee shall be permitted to join in the defense of such Claim and to employ counsel at its own expense, so long as such joining does not interfere with the Indemnitor's right to conduct and control such matter.

           (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such Claim within the prescribed ten (10) day period set forth in Section 9.3(a), or shall notify the Indemnitee that it will not assume the defense of any such Claim, or if the Indemnitee shall have defenses available to it which conflict with or are different than the defenses of the Indemnitor, then the Indemnitee may assume the defense of any such Claim at the Indemnitor's expense, in which event it may do so in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determinations made in any litigation or other proceeding with respect to such Claim or any settlement thereof effected by the Indemnitee.


                                  Section 10


                                 Miscellaneous
                                 -------------

     10.1  Waivers and Amendments.  Neither this Agreement nor any provisions
           ----------------------
hereof shall be waived, modified, changed or discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought.

     10.2  Governing Law.  This Agreement shall be governed in all respects by
           -------------
and construed in accordance with the laws of the State of New York without any regard to conflicts of laws principles.

     10.3  Consent to Jurisdiction.  Subject to the provisions of Section 10.4,
           -----------------------
each of the Company and Purchaser hereby agrees to submit to the exclusive jurisdiction of the U.S. Federal courts in the Southern District of the State of New York, and consents that service of process with respect to all such courts may be made by registered mail to such Person at the address of such Person set forth in Section 10.9 below with respect to any disputes arising out of this Agreement.

     10.4  Release of Siemens Audiologische Technik and Siemens
           ----------------------------------------------------
Aktiengesellschaft.  If the Purchaser assigns its rights and obligations under
------------------
this Agreement pursuant to Section 10.7, Siemens Corporation shall be subject to
Section 10.3 and so long as Siemens Corporation is subject to the jurisdiction of the Federal, state or local courts of the United States with respect to claims or disputes relating to this Agreement and the transactions contemplated hereby, the Company for itself and its Affiliates hereby irrevocably and unconditionally waive and release all rights and claims that it or any of them may thereafter have that Purchaser, its parent company Siemens Aktiengesellschaft, Berlin and Munich, a German corporation, is or has been at any time subject to the jurisdiction of the Federal, state or local courts of the United States arising out of claims or disputes relating to this Agreement, and the transactions contemplated hereby.

     10.5  Waiver of Jury Trial; Trial Costs.  Each of the Company, for itself
           ---------------------------------
and its Affiliates, and Purchaser hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the Company and Purchaser or its Affiliates pursuant to this Agreement in the negotiation, administration, performance or enforcement thereof. The party in whose favor a final judgment is rendered shall be entitled to reasonable costs and reasonable attorneys' fees.

     10.6  Survival.  The representations, warranties, covenants and
           --------
agreements made in this Agreement shall survive any investigation made by the Company or the Purchaser, the Closing and the Second Closing.

     10.7  Successors and Assigns.  The provisions hereof shall inure to the
           ----------------------
benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Purchaser may assign this Agreement to any of its wholly-owned subsidiaries or Affiliates who have the economic resources to fulfill Purchaser's obligations under this Agreement and agree in writing to be bound by the terms hereof. Purchaser agrees to notify the Company immediately upon the execution of any such assignment. Purchaser further agrees to fulfill any obligations under this Agreement that any such assignee fails to fulfill.

     10.8  Entire Agreement.  This Agreement, including all exhibits, hereto
           ----------------
constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     10.9  Notices, etc.  All notices and other communications required or
           ------------
permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed:

      If to the Company:      Alfred G. Merriweather
                              Vice President Finance and Chief Financial Officer
                              2331 Zanker Road
                              San Jose, CA  95131
                              Facsimile:  (408) 232-0720

      With a courtesy copy to:    Issac J. Vaughn
                                  Wilson Sonsini Goodrich & Rosati
                                  650 Page Mill Rd.
                                  Palo Alto, CA  94304
                                  Facsimile:  (650) 493-9811

      If to the Purchaser to:     Mr. Hans Mehl
                                  Siemens Audiologische Technik GmbH
                                  Gebbertstrasse 125
                                  D-91058 Erlangen Germany
                                  Facsimile:  011-49-9131-308-204

      with a courtesy copy to:    Kenneth R. Meyers, Esq.
                                  Siemens Corporation
                                  1301 Avenue of the Americas
                                  New York, NY  10014
                                  Facsimile: (212) 258-4945

All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

     10.10  Severability of this Agreement.  If any provision of this Agreement
            ------------------------------
shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     10.11  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     10.12  Further Assurances.  Each party to this Agreement shall do and
            ------------------
perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     10.13  Expenses.  Each of the Company and the Purchaser shall bear its own
            --------
expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     10.14  Currency.  All references to "dollars" or "$" in this Agreement
            --------
shall be deemed to refer to United States dollars.

     The foregoing agreement is hereby executed as of the date first above written.


                                    "COMPANY"

                                    SYMPHONIX DEVICES, INC.

                                    a Delaware corporation

                                    By: /s/ Kirk Davis
                                       ----------------------------

                                    Title: President & CEO
                                          -------------------------


                                    "PURCHASER"

                                    SIEMENS AUDIOLOGISCHE TECHNIK GmbH


                                    By: /s/ Valentin Chapero
                                       ----------------------------

                                    Title: Managing Director
                                          -------------------------


                                    By: /s/ Hahns Mehl
                                       ----------------------------

                                    Title: Managing Director
                                          -------------------------


EXHIBITS:

1.   Exhibit A:  Form of Opinion of Wilson Sonsini Goodrich & Rosati

2.   Disclosure Schedule

                                   EXHIBIT A

              FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI

                            SYMPHONIX DEVICES, INC.

                              DISCLOSURE SCHEDULE